RF&S
                   Reznick Fedder & Silverman
                  Certified Public Accountants
                   A Professional Corporation
                  Two Premier Plaze, 5th Floor
                     5605 Glenridge Drive
                  Atlanta, Georgia 30342-1376
                      Ph. 404-847-9447
                      Fax 404-847-9495


INDEPENTENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of BioMarine Technologies, Inc. on Form SB-2 of our report dated January 7, 2000, except for the second paragraph of Note H, which is dated April 28, 2000, appearing on the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/c/ Reznick Fedder & Silverman
-------------------------------

Atlanta, Georgia
May 2, 2000